UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2025 (December 19, 2024)

FORTUNE VALLEY TREASURES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55555	32-0439333
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

B1601 Oriental Impression Building 2 Liansheng Road, Humen Town Dongguan, Guangdong Province, China	518000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) (769) 8572 9133

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 19, 2024, Fortune Valley Treasures, Inc., a Nevada corporation (the “Company”), entered into a Stock Purchase Agreement (the “DaXing SPA”) with Lin Yumin (“Purchaser”), pursuant to which Purchaser would purchase 100% ownership of a subsidiary of the Company, DaXingHuaShang Investment Group Limited, a Seychelles corporation, including all of its subsidiaries (collectively, “DaXing”). The purchase price under the DaXing SPA for 100% ownership of DaXing is $250,000, payable by Purchaser by delivery of a $250,000 principal amount promissory note (the “Lin Note”). The Lin Note bears interest at eight percent (8%) per annum, with principal and accrued interest due December 31, 2025.

The foregoing descriptions of the DaXing Agreement and the Lin Note are qualified in their entireties by the full text of the DaXing Agreement and the Lin Note, which are filed as Exhibits 10.1 and 10.2, respectively, to, and incorporated by reference in, this Current Report.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.01.

On December 31, 2024, the closing under the DaXing Agreement was completed.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1*	Stock Purchase Agreement dated December 19, 2024, between the Company and Lin Yumin
10.2*	Promissory Note dated December 31, 2024, $250,000 principal amount, Lin Yumin as maker, in favor of the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: January 13, 2025.

FORTUNE VALLEY TREASURES, INC.

By:	/s/ Yuwen Li
Name:	Yuwen Li
Title:	Chief Executive Officer